UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 11, 2005

Date of Report (Date of earliest event reported)

Daou Systems, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-22073	33-0284454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

412 Creamery Way, Suite 300 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

610-594-2700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Daou Systems, Inc.

Item 1.01 Material Definitive Agreement

On March 9, 2005, Daou Systems, Inc. (the “Company”) and John A. Roberts entered into an Executive Employment Agreement effective as of March 9, 2005. Mr. Roberts serves as Vice President and Chief Financial Officer and also serves as the Company’s Treasurer. Pursuant to the agreement, in addition to his annual salary, Mr. Roberts receives certain health and welfare and other benefits. Mr. Roberts will also be eligible to earn retention bonuses if the Company completes one or more strategic transactions while Mr. Roberts is Vice President and Chief Financial Officer. The amount of each retention bonus would be based upon the nature of the transaction and the amount of proceeds received by the Company or its shareholders in each transaction. The bonus amount could range from 1% of the amount of gross proceeds received by the Company or its shareholders in the transaction up to a cumulative maximum of $250,000. In the event that Mr. Roberts’ employment with the Company terminates without cause or good reason, or if a calendar year ends prior to the closing of a transaction, the Chief Executive Officer may pay Mr. Roberts a discretionary bonus in an amount to be determined by the Chief Executive Officer, subject to the approval of the Compensation Committee of the Board of Directors. The Company may terminate Mr. Roberts employment at any time for cause or because of Mr. Roberts’ death or disability, provided that the Company will pay Mr. Roberts or his estate within thirty days after the effective date of termination his base salary and any retention bonus earned through the date of termination. In the event the Company terminates Mr. Roberts’ employment for a reason other than cause, death or disability or Mr. Roberts terminates his employment for good reason prior to June 30, 2006, Mr. Roberts will receive any earned retention bonus and a severance payment of $100,000. Payments under these provisions are subject to Mr. Roberts executing a release of all claims in favor of the Company. The agreement requires Mr. Roberts to refrain from competing with the Company and soliciting the Company’s customers or employees during his employment and for 12 months following termination.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Executive Employment Agreement dated March 9, 2005 between Registrant and John A. Roberts

10.2	Appendix A – Company Property and Inventions, Non-Competition, Non-Solicitation And Confidentiality Agreement

10.3	Appendix B – Separation Agreement and Release

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAOU SYSTEMS, INC.

Date: March 11, 2005	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer